Exhibit 99.1

Nine Energy Service Announces Fourth Quarter and Full Year 2020 Results

•	As of December 31, 2020, cash and cash equivalents of $68.9 million

•	Full year 2020 revenue, net loss and adjusted EBITDAA of $310.9 million, $(378.9) million and $(25.8) million, respectively

•	Revenue, net loss and adjusted EBITDA of $62.0 million, $(35.4) million and $(13.9) million, respectively, for the fourth quarter of 2020

•	Fourth quarter 2020 basic loss per share of $(1.18)

HOUSTON, March 8, 2021 – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported fourth quarter 2020 revenues of $62.0 million, net loss of $(35.4) million and adjusted EBITDA of $(13.9) million. For the fourth quarter 2020, adjusted net lossB was $(35.7) million, or $(1.20) adjusted basic loss per shareC.

“As anticipated, holiday and weather shutdowns were not as pronounced as we have seen historically during the fourth quarter,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service. “Activity improvements are reflected in our 25% increase in revenue quarter over quarter; however, a combination of continued pricing pressure, as well as one-off, non-cash items negatively affected net loss and adjusted EBITDA.”

“The market continues to face unparalleled uncertainty and heightened volatility. Throughout 2020, we were always balancing the short, medium, and long-term needs of the Company including making significant cost-reductions to preserve liquidity, but also maintaining key people, assets, and our footprint in order not to impede the future earnings of the Company. Although profitability was down year over year in conjunction with activity, we were able to demonstrate our ability to flex with the market and preserve liquidity through good working capital management and ended the year with a cash balance of $68.9 million and an undrawn ABL. We were also able to reduce our debt through opportunistic bond buybacks at approximately 27% of par value.”

“Operationally, our team once again demonstrated their ability to gain market share, growing our percentage of US stages completed from approximately 17% in 2019 to approximately 23% in 2020. We organically expanded our cementing service line into the Haynesville and continue to be pleased with the adoption of our dissolvable plugs, despite an unprecedented backdrop for commercializing new technology. Additionally, despite a year with new protocols and ways of working, Nine ended the year with the lowest TRIR in the Company’s history of 0.30.”

“While we have seen improvement in the market throughout Q4 2020, we are still anticipating a very challenging environment in 2021 and expect E&P capital spend will be down year over year. Q1 2021 is off to a slower start as customers finalize their 2021 activity plans and many completion schedules are delayed. Additionally, the inclement weather in Texas caused significant shutdowns within all service lines. Texas weather-related shutdowns in February aside, we anticipate the pace of Q1 activity and revenue will be better sequentially than Q4, but still expect to generate a net loss and negative adjusted EBITDA for the quarter. For Nine, we will continue to flex with the market and our strategy is unchanged. We are focused on building an asset-light business with high barriers to entry and will continue to differentiate through our service execution and leading technology.”

Operating Results

For the year ended December 31, 2020, the Company reported revenues of $310.9 million, net loss of $(378.9) million, or $(12.74) per basic share, and adjusted EBITDA of $(25.8) million. Full year 2020 adjusted net loss was $(118.1) million, or $(3.97) per adjusted basic share. For the full year 2020, the Company reported adjusted gross profitD of $8.7 million. For the year ended December 31, 2020, the Company generated ROICE of (16)%.

During the fourth quarter of 2020, the Company reported revenues of $62.0 million with adjusted gross loss of $(5.0) million. During the fourth quarter, the Company generated ROIC of (35)%.

During the fourth quarter of 2020, the Company reported selling, general and administrative (“SG&A”) expense of $11.0 million, compared to $10.7 million for the third quarter of 2020. For the year ended December 31, 2020, the Company reported SG&A expense of $49.3 million, compared to year ended December 31, 2019 SG&A expense of $81.3 million. Depreciation and amortization expense (“D&A”) in the fourth quarter of 2020 was $11.8 million, compared to $11.9 million for the third quarter of 2020. For the year ended December 31, 2020, the Company reported D&A expense of $48.9 million, compared to year ended December 31, 2019 D&A expense of $68.9 million.

The Company recognized an income tax benefit of approximately $0.1 million in the fourth quarter of 2020 and an overall income tax benefit for the year of approximately $2.5 million, resulting in an effective tax rate of 0.6% for 2020. The 2020 income tax benefit is primarily comprised of changes to our valuation allowance position due to impairment recorded during the first quarter of 2020, as well as tax benefit from the five-year net operating loss carryback provision provided by the Coronavirus Aid, Relief, and Economic Security Act signed into law during the first quarter of 2020.

Liquidity and Capital Expenditures

For the year ended December 31, 2020, the Company reported net cash used in operating activities of $(4.9) million. For the year ended December 31, 2020, the Company reported total capital expenditures of $10.2 million, which fell within Management’s guidance of $10-$15 million, compared to the year ended December 31, 2019 total capital expenditures of $62.1 million.

As of December 31, 2020, Nine’s cash and cash equivalents were $68.9 million, and the Company had $37.9 million of availability under the revolving credit facility, which remains undrawn, resulting in a total liquidity position of $106.8 million as of December 31, 2020.

ABCDESee end of press release for definitions

Conference Call Information

The call is scheduled for Monday, March 8, 2021 at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through March 22, 2021 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13715295.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting negative impact on demand for oil and gas; the current significant surplus in the supply of oil and the ability of the OPEC+ countries to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business; the Company’s ability to reduce capital expenditures; the Company’s ability to accurately predict customer demand; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the adequacy of the Company’s capital resources and liquidity; the incurrence of significant costs and liabilities resulting from litigation; the loss of, or inability to attract, key personnel; the Company’s ability to successfully integrate recently acquired assets and operations and realize anticipated revenues, cost savings or other benefits thereof; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

AAdjusted EBITDA is defined as net income (loss) before interest, taxes, and depreciation and amortization, further adjusted for (i) property and equipment, goodwill, and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) loss or gain on revaluation of contingent liabilities, (iv) gain on the extinguishment of debt, (v) loss or gain on the sale of subsidiaries, (vi) restructuring charges, (vii) stock-based compensation expense, (viii) loss or gain on sale of property and equipment, and (ix) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

BAdjusted Net Income (Loss) is defined as net income (loss) adjusted for (i) property and equipment, goodwill, and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) restructuring charges, (iv) loss or gain on the sale of subsidiaries, (v) gain on the extinguishment of debt and (vi) tax impact of such adjustments. Management believes Adjusted Net Income (Loss) is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

CAdjusted Basic Earnings (Loss) Per Share is defined as adjusted net income (loss), divided by weighted average basic shares outstanding. Management believes Adjusted Basic Earnings (Loss) Per Share is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

DAdjusted Gross Profit (Loss) is defined as revenues less direct and indirect cost of revenues (excluding depreciation and amortization). This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit (loss) to evaluate operating performance. We prepare adjusted gross profit (loss) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.

EReturn on Invested Capital (“ROIC”) is defined as after-tax net operating profit (loss), divided by average total capital. We define after-tax net operating profit (loss) as net income (loss) plus (i) property and equipment, goodwill, and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) interest expense (income), (iv) restructuring charges, (v) loss or gain on the sale of subsidiaries, (vi) gain on extinguishment of debt, and (vii) the provision or benefit for deferred income taxes. We define total capital as book value of equity plus the book value of debt less balance sheet cash and cash equivalents. We compute the average of the current and prior period-end total capital for use in this analysis. Management believes ROIC provides useful information because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested. Management uses ROIC to assist them in making capital resource allocation decisions and in evaluating business performance.

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2020	September 30, 2020	2020	2019
Revenues	$61,971	$49,521	$310,851	$832,937
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	66,963	52,483	302,157	669,979
General and administrative expenses	10,966	10,701	49,346	81,327
Depreciation	7,678	7,763	32,431	50,544
Amortization of intangibles	4,091	4,091	16,467	18,367
Impairment of property and equipment	—	—	—	66,200
Impairment of goodwill	—	—	296,196	20,273
Impairment of intangibles	—	—	—	114,804
(Gain) loss on revaluation of contingent liabilities	(505)	297	276	(21,187)
Loss on sale of subsidiaries	—	—	—	15,896
(Gain) loss on sale of property and equipment	43	(535)	(2,857)	(538)

Loss from operations	(27,265)	(25,279)	(383,165)	(182,728)
Interest expense	8,615	9,130	36,759	39,770
Interest income	(22)	(43)	(615)	(860)
Gain on extinguishment of debt	(340)	(15,798)	(37,841)	—
Other income	(33)	(29)	(62)	—

Loss before income taxes	(35,485)	(18,539)	(381,406)	(221,638)
Benefit for income taxes	(110)	(37)	(2,458)	(3,887)

Net loss	$(35,375)	$(18,502)	$(378,948)	$(217,751)
Loss per share
Basic	$(1.18)	$(0.62)	$(12.74)	$(7.43)
Diluted	$(1.18)	$(0.62)	$(12.74)	$(7.43)
Weighted average shares outstanding
Basic	29,852,516	29,849,753	29,744,830	29,308,107
Diluted	29,852,516	29,849,753	29,744,830	29,308,107
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$230	$132	$(34)	$376

Total other comprehensive income (loss), net of tax	230	132	(34)	376

Total comprehensive loss	$(35,145)	$(18,370)	$(378,982)	$(217,375)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	At December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$68,864	$92,989
Accounts receivable, net	41,235	96,889
Income taxes receivable	1,392	660
Inventories, net	38,402	60,945
Prepaid expenses and other current assets	16,270	17,434

Total current assets	166,163	268,917
Property and equipment, net	102,429	128,604
Operating lease right-of-use assets, net	36,360	—
Finance lease right-of-use assets, net	1,816	—
Goodwill	—	296,196
Intangible assets, net	132,524	148,991
Other long-term assets	3,308	8,187

Total assets	$442,600	$850,895

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$18,140	$35,490
Accrued expenses	17,139	24,730
Current portion of long-term debt	844	—
Current portion of operating lease obligations	6,200	—
Current portion of finance lease obligations	1,092	995

Total current liabilities	43,415	61,215
Long-term liabilities
Long-term debt	342,714	392,059
Deferred income taxes	—	1,588
Long-term operating lease obligations	32,295	—
Long-term finance lease obligations	1,109	2,201
Other long-term liabilities	2,658	3,955

Total liabilities	422,191	461,018
Stockholders’ equity
Common stock (120,000,000 shares authorized at $.01 par value; 31,557,809 and 30,555,677 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively)	316	306
Additional paid-in capital	768,429	758,853
Accumulated other comprehensive loss	(4,501)	(4,467)
Accumulated deficit	(743,835)	(364,815)

Total stockholders’ equity	20,409	389,877

Total liabilities and stockholders’ equity	$442,600	$850,895

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(378,948)	$(217,751)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	32,431	50,544
Amortization of intangibles	16,467	18,367
Amortization of deferred financing costs	2,836	2,984
Amortization of operating leases	8,897	—
Provision for doubtful accounts	2,820	849
Benefit for deferred income taxes	(1,588)	(4,327)
Provision for inventory obsolescence	8,957	5,148
Impairment of property and equipment	—	66,200
Impairment of goodwill	296,196	20,273
Impairment of intangibles	—	114,804
Impairment of operating lease	466	—
Stock-based compensation expense	9,744	14,057
Gain on extinguishment of debt	(37,841)	—
Gain on sale of property and equipment	(2,857)	(538)
(Gain) loss on revaluation of contingent liabilities	276	(21,187)
Loss on sale of subsidiaries	—	15,896
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	52,914	41,852
Inventories, net	13,600	22,545
Prepaid expenses and other current assets	1,368	2,395
Accounts payable and accrued expenses	(25,456)	(27,901)
Income taxes receivable/payable	(732)	(294)
Other assets and liabilities	(4,451)	(2,611)

Net cash provided by (used in) operating activities	(4,901)	101,305

Cash flows from investing activities
Acquisitions, net of cash acquired	—	1,020
Proceeds from sale of subsidiaries	—	16,914
Proceeds from sales of property and equipment	6,402	3,702
Proceeds from property and equipment casualty losses	1,237	1,576
Proceeds from notes receivable payments	—	7,626
Purchases of property and equipment	(9,417)	(64,959)

Net cash used in investing activities	(1,778)	(34,121)

Cash flows from financing activities
Proceeds from 2018 ABL Credit Facility	—	10,000
Payments on 2018 ABL Credit Facility	—	(45,000)
Payments on Magnum Promissory Notes	(281)	—
Purchases of Senior Notes	(14,561)	—
Payments on finance leases	(995)	(903)
Payments of contingent liabilities	(1,390)	(374)
Proceeds from exercise of stock options	—	15
Vesting of restricted stock	(158)	(1,643)

Net cash used in financing activities	(17,385)	(37,905)

Impact of foreign currency exchange on cash	(61)	95

Net increase (decrease) in cash and cash equivalents	(24,125)	29,374
Cash and cash equivalents
Beginning of period	92,989	63,615

End of period	$68,864	$92,989

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2020	September 30, 2020	2020	2019
Calculation of gross profit (loss)
Revenues	$61,971	$49,521	$310,851	$832,937
Cost of revenues (exclusive of depreciation and amortization shown separately below)	66,963	52,483	302,157	669,979
Depreciation (related to cost of revenues)	7,141	7,219	30,161	47,006
Amortization of intangibles	4,091	4,091	16,467	18,367

Gross profit (loss)	$(16,224)	$(14,272)	$(37,934)	$97,585

Adjusted gross profit (loss) reconciliation
Gross profit (loss)	$(16,224)	$(14,272)	$(37,934)	$97,585
Depreciation (related to cost of revenues)	7,141	7,219	30,161	47,006
Amortization of intangibles	4,091	4,091	16,467	18,367

Adjusted gross profit (loss)	$(4,992)	$(2,962)	$8,694	$162,958

NINE ENERGY SERVICE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2020	September 30, 2020	2020	2019
EBITDA reconciliation:
Net loss	$(35,375)	$(18,502)	$(378,948)	$(217,751)
Interest expense	8,615	9,130	36,759	39,770
Interest income	(22)	(43)	(615)	(860)
Depreciation	7,678	7,763	32,431	50,544
Amortization of intangibles	4,091	4,091	16,467	18,367
Benefit for income taxes	(110)	(37)	(2,458)	(3,887)

EBITDA	$(15,123)	$2,402	$(296,364)	$(113,817)
Impairment of property and equipment	—	—	—	66,200
Impairment of goodwill	—	—	296,196	20,273
Impairment of intangibles	—	—	—	114,804
Transaction and integration costs	—	—	146	13,047
Gain on extinguishment of debt	(340)	(15,798)	(37,841)	—
(Gain) loss on revaluation of contingent liabilities (1)	(505)	297	276	(21,187)
Loss on sale of subsidiaries	—	—	—	15,896
Restructuring charges	25	459	4,907	3,976
Stock-based compensation expense	2,027	2,020	9,744	14,057
Gain (loss) on sale of property and equipment	43	(535)	(2,857)	(538)
Legal fees and settlements (2)	—	15	39	307

Adjusted EBITDA	$(13,873)	$(11,140)	$(25,754)	$113,018

(1) Amounts relate to the revaluation of contingent liabilities associated with the Company’s 2018 acquisitions
(2) Amounts represent fees and legal settlements associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ROIC CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2020	September 30, 2020	2020	2019
Net loss	$(35,375)	$(18,502)	$(378,948)	$(217,751)
Add back:
Impairment of property and equipment	—	—	—	66,200
Impairment of goodwill	—	—	296,196	20,273
Impairment of intangibles	—	—	—	114,804
Interest expense	8,615	9,130	36,759	39,770
Interest income	(22)	(43)	(615)	(860)
Transaction and integration costs	—	—	146	13,047
Restructuring charges	25	459	4,907	3,976
Loss on sale of subsidiaries	—	—	—	15,896
Gain on extinguishment of debt	(340)	(15,798)	(37,841)	—
Benefit for deferred income taxes	—	—	(1,588)	(4,327)

After-tax net operating profit (loss)	$(27,097)	$(24,754)	$(80,984)	$51,028
Total capital as of prior period-end:
Total stockholders’ equity	$53,599	$69,950	$389,877	$594,823
Total debt	349,418	372,584	400,000	435,000
Less: cash and cash equivalents	(80,338)	(88,678)	(92,989)	(63,615)

Total capital as of prior period-end:	$322,679	$353,856	$696,888	$966,208

Total capital as of period-end:
Total stockholders’ equity	$20,409	$53,599	$20,409	$389,877
Total debt	348,637	349,418	348,637	400,000
Less: cash and cash equivalents	(68,864)	(80,338)	(68,864)	(92,989)

Total capital as of period-end:	$300,182	$322,679	$300,182	$696,888

Average total capital	$311,431	$338,268	$498,535	$831,548

ROIC	-35%	-29%	-16%	6%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED BASIC EARNINGS (LOSS) PER SHARE CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2020	September 30, 2020	2020	2019
Reconciliation of adjusted net income (loss):
Net loss	$(35,375)	$(18,502)	$(378,948)	$(217,751)
Add back:
Impairment of property and equipment (b)	—	—	—	66,200
Impairment of goodwill (a) (b)	—	—	296,196	20,273
Impairment of intangibles (b)	—	—	—	114,804
Transaction and integration costs (c)	—	—	146	13,047
Gain on extinguishment of debt (d)	(340)	(15,798)	(37,841)	—
Restructuring charges	25	459	4,907	3,976
Loss on sale of subsidiaries	—	—	—	15,896
Less: Tax benefit from add backs	—	—	(2,547)	(7,038)

Adjusted net income (loss)	$(35,690)	$(33,841)	$(118,087)	$9,407
Weighted average shares
Weighted average shares outstanding for basic	29,852,516	29,849,753	29,744,830	29,308,107
and adjusted basic earnings (loss) per share
Earnings (loss) per share:
Basic loss per share	$(1.18)	$(0.62)	$(12.74)	$(7.43)
Adjusted basic earnings (loss) per share	$(1.20)	$(1.13)	$(3.97)	$0.32

(a)

2020 impairment charges were driven by sharp declines in global crude oil demand and an economic recession associated with the coronavirus pandemic, as well as, sharp declines in oil and natural gas prices.

(b)

2019 impairment charges were driven by 1) a reduction of the need for coil tubing during the drill-out phase of the overall completions process and 2) the transition of certain trade names associated with recent acquisitions to the Company’s trade names.

(c)	Amounts represent transaction and integration costs, including the cost of inventory that was stepped up to fair value during purchase accounting associated with 2018 acquisitions.
(d)	Amount primarily represents the difference between the repurchase price and the carrying amount of Senior Notes repurchased during quarterly and annual periods in 2020.